                                                                  EXHIBIT 16 (f)

SCHWAB S&P 500 FUND - INVESTOR SHARES
TOTAL RETURN
INCEPTION TO DATE ENDING: 5/1/96 TO 08/31/96


----------------------------------------------------------------------------------------------------
                        Distribution          Reinvest      Period       Dividends       Dividends
     Shares                Factor                NAV          End         Dollars         Shares
====================================================================================================
NAV - Period Beginning                         $10.00
====================================================================================================

    100.000              0.00000000            $10.00       31-May-96       $0.00           0.000
    100.000              0.00000000            $10.00       30-Jun-96       $0.00           0.000
    100.000              0.00000000            $10.00       31-Jul-96       $0.00           0.000
    100.000              0.00000000            $10.00       31-Aug-96       $0.00           0.000

Period Ending Shares                          100.000
====================================================================================================
NAV - Period Ending                            $10.04
====================================================================================================
Ending Redeemable                           $1,004.00
   Value

TOTAL RETURN                                                  0.40%
----------------------------------------------------------------------------------------------------


SCHWAB S&P 500 FUND - e.SHARES
TOTAL RETURN
INCEPTION TO DATE ENDING: 5/1/96 TO 08/31/96



--------------------------------------------------------------------------------------------------------
                        Distribution         Reinvest      Period         Dividends       Dividends
     Shares                Factor              NAV          End           Dollars         Shares
========================================================================================================
NAV - Period Beginning                         $10.00
========================================================================================================

    100.000              0.00000000            $10.00       31-May-96      $0.00         0.000
    100.000              0.00000000            $10.00       30-Jun-96      $0.00         0.000
    100.000              0.00000000            $10.00       31-Jul-96      $0.00         0.000
    100.000              0.00000000            $10.00       31-Aug-96      $0.00         0.000

Period Ending Shares                          100.000
========================================================================================================
NAV - Period Ending                            $10.05
========================================================================================================
Ending Redeemable                           $1,005.00
   Value

TOTAL RETURN                                                     0.50%
--------------------------------------------------------------------------------------------------------